EXHIBIT 10.87
SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT
THIS SECOND AMENDMENT (the “Second Amendment”), effective as of January 1, 2023, is made by and between The Connecticut Water Company, a Connecticut corporation having its principal place of business in Clinton, Connecticut (“Company”), Connecticut Water Service, Inc., a Connecticut corporation and holder of all of the outstanding capital stock of Company (“Parent”), and Craig J. Patla, a resident of Madison, Connecticut (“Employee”).
WITNESSETH:
WHEREAS, Employee, Company and Parent entered into an Employment Agreement (the “Employment Agreement”) dated April 1, 2014 which was amended pursuant to the First Amendment to Employment Agreement effective January 18, 2020 (together with the Employment Agreement, the “Agreement”); and
WHEREAS, Company wishes to continue to employ Employee and Employee wishes to continue in employment, upon the terms set forth in the Agreement as amended by this Second Amendment.
NOW, THEREFORE, Company, Parent and Employee agree as follows:
1.Paragraph 3 of the Agreement entitled “Duties of Employment” is hereby replaced with the following:
3.    Duties of Employment.
(a)Effective as of January 1, 2023 (the “Second Amendment Date”), Employee shall serve as the President of Parent and Company. Employee shall report to the Chief Executive Officer of SJW Group (“SJW”) or to the Chief Operating Officer or another officer of SJW as designated by the Chief Executive Officer of SJW. Employee understands and agrees that Employee’s principal place of employment shall be in Company’s principal offices and that Employee will be required to travel for business in the course of performing his duties.
(b)During the Term, Employee will serve Company faithfully, diligently and competently and will devote full-time to Employee’s employment and will hold, in addition to the offices held on the Second Amendment Date, such other offices of any member of the Group to which Employee may be elected, appointed or assigned by the Board of Directors of Parent or SJW from time to time and will discharge such Employee duties in connection therewith. Nothing in this Agreement shall preclude Employee, with the prior approval of the Board of Directors of Parent, from devoting reasonable periods of time required for (i) serving as a director or member of a committee of any organization involving no conflict of interest with any member of the Group, or (ii) engaging in charitable, religious and community activities, provided, that such directorships, memberships or activities do not materially interfere with the performance of Employee’s duties hereunder.
2.Paragraph 4 of the Agreement entitled “Compensation” is hereby replaced with the following:
3.Compensation. Effective January 1, 2023, Company shall pay to Employee as compensation for the services to be rendered by Employee hereunder the following:
(a)Base Salary. Commencing as of January 1, 2023, Company shall pay Employee a base salary (“Base Salary”) at the annual rate of $360,000.00. Such compensation shall be payable in accordance with the normal payroll practices of Company. Commencing with the 2024 calendar year, Employee shall receive an annual increase in base salary in connection with an annual performance review, of not less than the percentage increase in base salary provided to other similarly situated executive officers of SJW (other than the SJW Chief Executive Officer) for the applicable year.
(b)Annual Bonus. Employee shall be eligible to receive an annual bonus (“Annual Bonus”) for each calendar year during the Term, commencing with the 2023 calendar year, based on the attainment of individual and corporate performance goals and targets established by the Board of Directors of Parent and the Executive Compensation Committee of the Board of Directors of SJW (the “ECC”). The target amount of Employee’s Annual Bonus (the “Target Annual Bonus”) commencing with the 2023 calendar year, shall be at least 35% of Employee’s Base Salary for the applicable year, with the actual Annual Bonus ranging from 0-150% of the Target Annual Bonus based on the level of achievement of the applicable performance goals, as determined by the Board of Directors of Parent and the ECC. Up to an additional 50% of the Target Annual Bonus may also be awarded to Employee for exceptional individual performance, as determined by the Board of Directors of Parent and the ECC in their discretion. Any Annual Bonus shall be paid after the end of the calendar year to which it relates, at the same time and under the same terms and conditions as the bonuses for other executive officers of SJW (other than the SJW Chief Executive Officer); provided that in no event shall Employee’s Annual Bonus be paid later than two and a half months after the last day of the fiscal year to which the Annual Bonus relates. The Annual Bonus shall be subject to the terms of the annual bonus plan or program that is applicable to other executive officers of SJW (other than the SJW Chief Executive Officer), including requirements as to continued employment, subject to the provisions of Paragraph 7 below.
(c)Equity Compensation. Commencing with the 2023 calendar year and contingent on Employee’s continued employment through the grant date, Employee shall be eligible to receive an annual award of restricted stock units (“RSUs”) covering a number of shares of SJW common stock with a target face-value equal to $204,000.00, calculated by dividing $204,000 by the Share Price (as defined below) on the date of grant, rounded to the nearest whole number (the “RSU Award”). The RSU Award shall be granted at the same time as annual equity awards for the applicable year are granted to executive officers of SJW (other than the SJW Chief Executive Officer). The RSU Award shall be granted in the form of a time-based RSU award that vests based on Employee’s continued service with Company over a specified service period (the “Time-Based RSU Award”) and/or a performance-based RSU award that vests based on the achievement of performance goals (as measured over the applicable performance period specified for the award) as determined by the ECC, subject to Employee’s continued employment with Company through the respective vesting dates (the “Performance-Based RSU Award”). The allocation between a Time-Based RSU Award and Performance-Based RSU Award shall be determined by the ECC. The terms of the Time-Based RSU Award and Performance-Based RSU Award, including the applicable performance goals, shall be as set forth in the SJW Long-Term Incentive Plan (or successor thereto), as may be amended, and the applicable form Restricted Stock Unit Issuance Agreement provided by SJW for the applicable year, with such form consistent with the form used for other executive officers of SJW for the applicable year (other than the SJW Chief Executive Officer). Dividend equivalent rights will not accrue with respect to the RSU Award. “Share Price” shall mean the closing price per share of SJW common stock at the close of regular hours trading on the New York Stock Exchange on the relevant date.
4.Effect of Second Amendment. Except as hereinabove modified and amended, the Agreement shall remain in full force and effect. This Second Amendment may be executed in any number of counterparts (including facsimile counterparts), each of which shall be an original, but all of which together shall constitute one instrument. In the event that a party signs this Second Amendment electronically, such party expressly agrees that it has been given the option to print out a paper copy of the Second Amendment and sign it manually, it has agreed to sign this Second Amendment using an electronic signature, and for purposes of authentication, validity, enforceability, admissibility and otherwise, such signature shall have the same force and affect as a manual signature.

IN WITNESS WHEREOF, Company and Parent have caused this Second Amendment to be executed by an authorized officer, and Employee has hereunto set Employee’s hand, to be effective as of January 1, 2023.

THE CONNECTICUT WATER COMPANY
01/09/2023 | 9:21:20 AM PST	By	/s/ Kristen A. Johnson
Date		Kristen A. Johnson

CONNECTICUT WATER SERVICE, INC.
01/09/2023 | 9:21:20 AM PST	By	/s/ Kristen A. Johnson
Date		Kristen A. Johnson

EMPLOYEE
01/09/2023 | 10:26:50 AM PST	By	/s/ Craig J. Patla
Date		Craig J. Patla

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